Exhibit 99.1

Accentia Biopharmaceuticals Announces Strategic Agreement with Baxter

TAMPA, FL – November 29, 2010 – Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”) today announced a strategic agreement with Baxter Healthcare Corporation (NYSE: “BAX”) to provide Accentia with the exclusive, worldwide right to purchase Baxter’s cyclophosphamide, which is marketed under the brand name Cytoxan®, for the treatment of designated autoimmune diseases including multiple sclerosis. Cyclophosphamide is the active drug used in Revimmune™ therapy, Accentia’s proprietary system-of-care being developed for the treatment of a broad range of autoimmune diseases.

The agreement also grants Accentia with the exclusive right for designated indications to reference Baxter’s proprietary, historical data related to cyclophosphamide as part of Accentia’s planned clinical and regulatory development of Revimmune. The agreement designates Baxter as Accentia’s sole source of cyclophosphamide for Revimmune.

“We are pleased that, through this agreement, we will be able to support Accentia Biopharmaceuticals in the ongoing development of Revimmune,” said Debasis Chakrabarti, M.D., Ph.D., Baxter’s Therapeutic Area Leader for Oncology. “Further investigation of cyclophosphamide may identify a potentially valuable treatment option for patients with devastating autoimmune diseases, including multiple sclerosis, with high unmet medical need.”

According to Accentia’s President, Mr. Samuel S. Duffey, “We consider our agreement with Baxter to be highly strategic to Accentia’s plans for the development and commercialization of Revimmune. We believe that the exclusive rights to purchase Cytoxan for designated indications and the ability to reference Baxter’s data related to cyclophosphamide not only assures that Accentia will have access to the highest quality supply of cyclophosphamide, but also facilitates Accentia’s regulatory strategy and reinforces its market position. With this agreement in place, we are planning a robust clinical and regulatory development strategy to advance our mission to establish Revimmune as a new standard-of-care treatment for patients suffering from autoimmune diseases, including orphan indications with potential accelerated regulatory pathways, as well as major indications such as multiple sclerosis.”

About Accentia Biopharmaceuticals, Inc.

Headquartered in Tampa, Florida, Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”) is committed to advancing the autoimmune disease therapy, Revimmune™, as a comprehensive system of care and drug regimen designed for the treatment of autoimmune diseases. Revimmune therapy includes an ultra-high-dose regimen of Cytoxan® (cyclophosphamide), exclusively supplied via a strategic agreement with Baxter Healthcare Corporation. Clinical trials for Revimmune are being planned for the treatment of multiple autoimmune indications.

Accentia holds a majority-ownership stake in Biovest International, Inc. (OTCQB: “BVTI”), an emerging leader in the field of active personalized immunotherapies. In collaboration with the National Cancer Institute, Biovest has developed a patient-specific, cancer vaccine, BiovaxID®, with three clinical trials completed, including a Phase III study for the treatment of follicular non-Hodgkin’s lymphoma.

Additionally, Accentia’s wholly-owned subsidiary, Analytica International, based in New York City, is a global research and strategy consulting firm that provides professional services to the pharmaceutical and biotechnology industries. Since 1997, Analytica has expertly directed research studies and projects, including traditional health economic modeling projects, database studies, structured reviews, heath technology assessments, reimbursement analyses, and value dossiers.

For further information, please visit: http://www.Accentia.net

Accentia Biopharmaceuticals, Inc. Corporate Contact:

Douglas Calder, Director of Investor Relations & Public Relations,

Phone: (813) 864-2554, ext.258 / Email: dwcalder@accentia.net

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune™, BiovaxID® and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.